Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Cannae Holdings, Inc.
Address of Joint Filer:	1701 Village Center Circle Las Vegas, NV 89134
Relationship of Joint Filer to Issuer:	10% Owner; Director
Issuer Name and Ticker or Trading Symbol:	Dun & Bradstreet Holdings, Inc. [DNB]
Date of Earliest Transaction Required to be Reported:	June 28, 2021
Designated Filer:	Cannae Holdings, Inc.
Signature:
/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Executive Vice President, General Counsel and Corporate Secretary
Date:	June 30, 2021

Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Cannae Holdings, LLC
Address of Joint Filer:	c/o Cannae Holdings, Inc. 1701 Village Center Circle Las Vegas, NV 89134
Relationship of Joint Filer to Issuer:	10% Owner; Director
Issuer Name and Ticker or Trading Symbol:	Dun & Bradstreet Holdings, Inc. [DNB]
Date of Earliest Transaction Required to be Reported:	June 28, 2021
Designated Filer:	Cannae Holdings, Inc.
Signature:
/s/ Michael L. Gravelle
By:	Michael L. Gravelle
Title:	Managing Director, General Counsel and Corporate Secretary
Date:	June 30, 2021

Exhibit 99.1

Joint Filer Information
Name of Joint Filer:	DNB Holdco, LLC
Address of Joint Filer:	c/o Cannae Holdings, Inc. 1701 Village Center Circle Las Vegas, NV
Relationship of Joint Filer to Issuer:	10% Owner; Director
Issuer Name and Ticker or Trading Symbol:	Dun & Bradstreet Holdings, Inc. [DNB]
Date of Earliest Transaction Required to be Reported:	June 28, 2021
Designated Filer:	Cannae Holdings, Inc.
Signature:
/s/ Michael L. Gravelle
By:	Michael L. Gravelle
Title:	Executive Vice President and General Counsel
Date:	June 30, 2021